  Exhibit 99.1

INCOME FUND
EIGHT A L.P.

PORTFOLIO OVERVIEW

2nd QUARTER

2006

ICON Income Fund Eight A L.P.

- 2nd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of June 30, 2006, Eight A had 735,232 limited partnership units outstanding and no additional partners have been admitted.

During the fall of 2005, Eight A entered its Liquidation Period, during which its assets will be sold in the gradual, orderly course of operations. The leased equipment in Eight A’s portfolio is subject to two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment. Eight A’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors. The availability of cash used for distributions to limited partners depends on the requirements for expenses and reserves.

News covering the reporting period

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that it is one of multiple awardees of a contract by the U.S. General Services Administration (“GSA”) to provide services in the Southeast Sunbelt region. Under the contract, Global Crossing will provide a variety of telecommunications services to federal agencies based in the region. Global Crossing's portion of the contract, valued at $16.43 million, was awarded by GSA's Federal Technology Service in Atlanta. (Source: Global Crossing press release, dated June 12, 2006)

•  FedEx Corp. (“FedEx”) announced an agreement to launch FedEx Critical Inventory Logistics, a supply chain service. FedEx Critical Inventory Logistics will allow customers to deploy replacement parts at FedEx Kinko's centers throughout the United States, including several 24-hour locations. Once the service is in place, orders will be fulfilled by identifying the best sourcing locations and transportation options that meet the required delivery time or service level desired by the customer. (Source: FedEx press release, dated June 13, 2006)
•  PlayCore, Inc., the parent company of PlayCore Wisconsin, Inc. (“PlayCore”), announced that its Swing-N-Slide division was awarded a prestigious Retailer’s Choice award for its 2006 introduction of the Rapid-LOC bracket system. This innovative interlocking bracket system significantly cuts down the time required to build a backyard play system, while increasing the overall safety and sturdiness of the set. (Source: Playcore press release, dated June 26, 2006)

Neither Eight A nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”

Portfolio Overview

Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates. Presently, Eight A’s portfolio consists primarily of:

Income leases

•  Manufacturing equipment subject to a thirty-six month lease with PlayCore. The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions. The cash purchase price of the equipment was approximately $4,000,000.

•  State-of-the-art telecommunications equipment that Eight A, along with other affiliates, acquired from various vendors. The equipment is subject to a forty-eight month lease with Global Crossing which lease is schedule to expire in March 2010. Eight A purchased its 8% ownership interest in the entity that owns the equipment for approximately $2,000,000.

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus. Eight A purchased the equipment for approximately $4.8 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate.

Growth leases

•  A 90% interest in one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx. Eight A’s interest in the aircraft was purchased for $19,340,000, of which approximately $3,436,000 was paid in cash and the balance was comprised of non-recourse debt. The lease expires in March 2007. During 2005, Eight A recorded an impairment loss of $3,586,000 on the aircraft.

•  A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008. The charter is guaranteed by BP Amoco Plc. These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid in cash.

Unguaranteed Residual Interests

A $1,997,000 cash investment in an unguaranteed residual interest in an off-shore oil drilling rig.

Off-lease equipment

Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways, Sabena Oman and Sabena MEA. Eight A purchased the rotables for $133,000 in cash. All rotables are currently off lease and are being actively remarketed.

10% Status Report

As of the end of the reporting period, the assets subject to two leases individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) the FedEx N318FE; and (2) the M/V Michigan and Great Lakes. Only the M/V Michigan and Great Lakes is scheduled to remain on lease throughout the next fiscal year. As of June 30, 2006, the FedEx N318FE aircraft had 12 months remaining on its lease, expiring in March 2007. The charter for the M/V Michigan and Great Lakes is scheduled to expire in January 2008.

N318FE was manufactured in 1979. To the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the aviation authority as required under its lease. M/V Michigan and Great Lakes were both built in 1982. To the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine standards and in accordance with the laws and regulations of the U.S.C.G., as required under each charter.

Distribution Analysis

During the reporting period, Eight A continued to make monthly distributions at a rate of 5.375% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight A has made ninety monthly distributions to its limited partners. During the first six months of 2006, Eight A paid its limited partners $1,980,430 in cash distributions. As of June 30, 2006, a $10,000 investment made at the initial closing would have received $6,636 in cumulative distributions representing a return of approximately 66% of such initial investment.

Fund Summary

Offering Period	9/23/1998 - 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

Regus is the next lease scheduled to expire, which lease expires in February 2007.

As of June 30, 2006, Eight A had $351,856 in cash and cash equivalents on hand. Substantially all of Eight A’s cash flows are derived from income leases and residual realizations. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30	December 31,
	2006	2005
Cash and cash equivalents	$351,856	$1,419,446

Investments in finance leases:
Minimum rents receivable	4,384,511	5,696,391
Estimated unguaranteed residual values	200,000	200,000
Initial direct costs, net	115,680	138,816
Unearned income	(722,077)	(1,095,644)

Net investments in finance leases	3,978,114	4,939,563

Investments in operating leases:
Equipment, at cost	26,521,700	26,521,700
Accumulated depreciation	(13,311,806)	(11,412,469)

Net investments in operating leases	13,209,894	15,109,231

Investments in joint ventures	3,899,293	4,004,228
Equipment held for sale or lease, net	159,500	323,001
Other assets, net	1,246,113	805,465

Total assets	$22,844,770	$26,600,934

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	June 30	December 31,
	2006	2005
Notes and accrued interest payable - non-recourse	$9,868,901	$12,701,548
Accounts payable and accrued expenses	231,746	376,301
Due to General Partner and affiliates	398,979	253,662
Minority interest	220,434	109,682

Total liabilities	10,720,060	13,441,193

Commitments and contingencies

Partners' equity:
General Partner	(526,706)	(517,128)
Limited Partners (735,232 and 736,882 units outstanding,
$100 per unit original issue price)	12,651,416	13,676,869

Total partners' equity	12,124,710	13,159,741

Total liabilities and partners' equity	$22,844,770	$26,600,934

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Rental income	$1,809,063	$2,169,063	$3,618,127	$4,461,393
Finance income	167,085	343,109	373,566	851,673
Income from investments in joint ventures	57,219	732	104,081	1,011
Net gain on sales of equipment	-	4,844,909	-	4,787,391
Interest and other income	38	50,607	27,900	122,216

Total revenue	2,033,405	7,408,420	4,123,674	10,223,684

Expenses:
Depreciation and amortization	555,360	2,078,507	1,926,043	4,171,172
Interest	137,651	396,008	305,400	924,425
Management fees - General Partner	-	19,272	174,711	357,799
Administrative expense reimbursements - General Partner	-	81,143	139,079	218,797
General and administrative	153,095	74,735	283,137	155,406
Impairment loss	141,940	1,836,395	141,940	1,836,395
Minority interest	97,631	35,548	110,751	57,621

Total expenses	1,085,677	4,521,608	3,081,061	7,721,615

Net income	$947,728	$2,886,812	$1,042,613	$2,502,069

Net income allocable to:
Limited Partners	$938,251	$2,857,944	$1,032,187	$2,477,048
General Partner	9,477	28,868	10,426	25,021

	$947,728	$2,886,812	$1,042,613	$2,502,069

Weighted average number of limited partnership
units outstanding	735,232	739,515	735,633	739,515

Net income per weighted average limited
partnership unit outstanding	$1.28	$3.86	$1.40	$3.35

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Statement of Changes in Partners' Equity
Six Months Ended June 30, 2006
(Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	736,882	$13,676,869	$(517,128)	$13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	(77,210)
Cash distributions paid or accrued to partners	-	(1,980,430)	(20,004)	(2,000,434)
Net income	-	1,032,187	10,426	1,042,613

Balance, June 30, 2006	735,232	$12,651,416	$(526,706)	$12,124,710

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net income	$1,042,613	$2,502,069
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(3,618,127)	(4,461,393)
Finance income paid directly to lenders by lessees	(373,566)	(851,673)
Income from investments in joint ventures	(104,081)	(1,011)
Net gain on sales of equipment	-	(4,787,391)
Depreciation and amortization	1,926,043	4,171,172
Interest expense on non-recourse financing paid directly
to lenders by lessees	305,400	784,116
Impairment loss	141,940	1,836,395
Minority interest	110,751	57,621
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,311,880	379,535
Other assets	34,735	(6,230)
Accrued interest income	-	(108,120)
Accounts payable and accrued expenses	(144,555)	(409)
Due to General Partner and affiliates, net	120,324	(2,491)
Deferred rental income	-	3,118

Net cash provided by (used in) operating activities	753,357	(484,692)

Cash flows from investing activities:
Proceeds from sales of equipment	21,561	21,504,042
Distributions received from joint ventures	210,143	8,200

Net cash provided by investing activities	231,704	21,512,242

Cash flows from financing activities:
Cash distributions paid to partners	(1,990,441)	(2,009,563)
Cash paid for redemption of limited partnership units	(77,210)	-
Due to General Partner and affiliates, net	15,000	-
Repayments of notes payable- non-recourse	-	(7,635,308)
Repayments of notes payable- recourse	-	(5,400,000)
Proceeds from note payable - recourse	-	775,000

Net cash used in financing activities	(2,052,651)	(14,269,871)

Net (decrease) increase in cash and cash equivalents	(1,067,590)	6,757,679
Cash and cash equivalents, beginning of the period	1,419,446	718,195

Cash and cash equivalents, end of the period	$351,856	$7,475,874

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$140,309

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$3,138,047	$7,269,898

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight A's operations. Effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

Fees and other expenses charged to operations incurred by Eight A and paid or accrued to the General Partner or its affiliates for the six months ended June 30, 2006 and 2005, respectively, were as follows:

	2006	2005
Management fees	$174,711	$357,799
Administrative expense reimbursements	139,079	218,797

	$313,790	$576,596

*Limited Partners may obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.